AMERICAN FUNDS INSURANCE SERIES

Establishment and Designation of Additional Class

of Shares of Beneficial Interest Without Par Value

(the “Instrument”)

The undersigned, being a majority of the Trustees of American Funds Insurance Series, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 6.1 and 6.10 of the Trust’s Declaration of Trust dated September 9, 1983, as amended (the “Declaration of Trust”), hereby further divide and classify an additional class of shares of beneficial interest known as Class 1A shares for each of the following series of the Trust: Global Growth Fund, Global Small Capitalization Fund, Growth Fund, International Fund, New World Fund, Blue Chip Income and Growth Fund, Global Growth and Income Fund, Growth-Income Fund, International Growth and Income Fund, Capital Income Builder, Asset Allocation Fund, Global Balanced Fund, Corporate Bond Fund, Bond Fund, Global Bond Fund, High-Income Bond Fund, Mortgage Fund, Ultra-Short Bond Fund, US Government/AAA-Rated Securities Fund, American Funds Global Growth Portfolio, and American Funds Growth and Income Portfolio (without making any other changes with respect to voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust).

Upon the effective date of this Instrument, each series listed above shall be comprised of Class 1 shares, Class 1A shares, Class 2 shares, Class 3 shares, as applicable, and Class 4 shares.

The aforementioned action taken by the Board of Trustees shall serve as an amendment to the Declaration of Trust without the vote or consent of Shareholders of the Trust.

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing shall be effective as of the date set forth below.

/s/ William H. Baribault

William H. Baribault, as Trustee

/s/ James G. Ellis

James G. Ellis, as Trustee

/s/ Leonard R. Fuller

Leonard R. Fuller, as Trustee

/s/ R. Clark Hooper

R. Clark Hooper, as Trustee

/s/ Merit E. Janow

Merit E. Janow, as Trustee

/s/ Laurel B. Mitchell

Laurel B. Mitchell, as Trustee

/s/ Donald D. O’Neal

Donald D. O’Neal, as Trustee

/s/ Frank M. Sanchez

Frank M. Sanchez, as Trustee

/s/ Margaret Spellings

Margaret Spellings, as Trustee

/s/ Steadman Upham

Steadman Upham, as Trustee

Dated: September 14, 2016